UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): November 29, 2018

Ocean Power Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Engelhard Drive Monroe Township, New Jersey	08831
(Address of principal executive offices)	(Zip Code)

(609) 730-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events.

On November 29, 2018, Ocean Power Technologies, Inc. issued a press release announcing the date and time of the Company’s second quarter 2019 conference call. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

On December 5, 2018, Ocean Power Technologies, Inc. issued a press release announcing the signing of a letter of intent to enter into a long-term supply agreement with NEC Energy Solutions (“NEC ES”), a pioneer and global leader in utility scale energy storage. Under the terms of the supply agreement, NEC ES will supply lithium ion batteries for OPT’s subsea battery solutions. A copy of the press release is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

*99.1	Press release dated November 29, 2018, Ocean Power Technologies, Inc. announcing the date and time of the Company’s second quarter 2019 conference call.

*99.2	Press release dated December 5, 2018, Ocean Power Technologies, Inc. announcing the signing of a letter of intent to enter into a long-term supply agreement with NEC ES.

*Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2018

OCEAN POWER TECHNOLOGIES, INC.

/s/ George H. Kirby III
George H. Kirby III
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

*99.1	Press release dated November 29, 2018, Ocean Power Technologies, Inc. announcing the date and time of the Company’s second quarter 2019 conference call.

*99.2	Press release dated December 5, 2018, Ocean Power Technologies, Inc. announcing the signing of a letter of intent to enter into a long-term supply agreement with NEC ES.

*Furnished herewith.